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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Restated 1988 Executive Stock Option and 1991 Employee Stock Purchase Plans of CorVel Corporation of our report dated May 11, 1998, with respect to the consolidated financial statements and schedule of CorVel Corporation included in the Annual Report (Form 10-K) for the year ended
March 31, 1998, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
Orange County, California
July 2, 1998